UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

June 13, 2007

(Date of earliest event reported)

THE NATIONAL SECURITY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18649	65-1020300
(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama	36323
(Address of Principal Executive Offices)	(Zip Code)

(334) 897-2273

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to a Placement Agreement dated June 13, 2007 among the The National Security Group, Inc.. (the “Company”), National Security Capital Trust II (the “Trust”), and certain underwriters, the Company will issue and sell in a private placement $3,000,000 in aggregate principal amount of trust preferred securities (liquidation amount $1,000 per security) (the “Capital Securities”) to be issued by the Trust. The sale is expected to close on or about June 21, 2007. The Capital Securities will be purchased pursuant to a Subscription Agreement among the Trust, the Company and one of the underwriters.

The Capital Securities will mature on June 15, 2037 and may be called by the Company at any time after June 15, 2012. The Capital Securities require quarterly distributions by the Trust to the holder of the Capital Securities. These distributions will be payable quarterly at a floating interest rate equal to the 3 Month London Interbank Offered Rate (“LIBOR”) plus 3.40% per annum commencing September 15, 2007. The Trust will simultaneously issue 93 shares of the Trust’s common securities (the “Common Securities”) to the Company for a purchase price of $93,000, which will constitute all of the issued and outstanding common securities of the Trust.

The Trust will use the proceeds from the sale of the Capital Securities together with the proceeds from the sale of the Common Securities to purchase $3,093,000 in aggregate principal amount of unsecured junior subordinated deferrable interest debentures due June 15, 2037 to be issued by the Company (the “Debentures”). The Debentures will be issued pursuant to an Indenture (the “Indenture”) between the Company and Wilmington Trust Company, as trustee. The terms of the Debentures will be substantially the same as the terms of the Capital Securities. So long as an “Event of Default” has not occurred and is continuing under the Indenture, the Company has the right to defer payments of interest on the Debentures by extending the interest payment period on the Debentures for up to 20 quarterly periods.

The terms of the Capital Securities will be governed by an Amended and Restated Declaration of Trust (the “Trust Agreement”) among the Company, as depositor, Wilmington Trust Company as institutional trustee and Delaware trustee and the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

The Company will guarantee the payment of the Capital Securities under a Guarantee Agreement between the Company and Wilmington Trust Company (the “Guarantee Agreement”). The obligations of the Company under the Guarantee Agreement will constitute unsecured obligations of the Company and will rank subordinate and junior to all senior debt of the Company.

The sale of the Capital Securities will not be registered under the Securities Act of 1933, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of such Act.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE NATIONAL SECURITY GROUP, INC.
(Registrant)

Date: June 13, 2007	By	/s/ BRIAN R. MCLEOD
Brian R. McLeod
Its Chief Financial Officer

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